EARNINGS PRESENTATION FIRST QUARTER 2024 2024

2FIRST QUARTER 2024 EARNINGS PRESENTATION Cautionary Notice Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward- looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry including those highlighted by high- profile bank failures, and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, customer and client behavior, and on our net interest income), sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements; the risk that the regulatory environment may not be conducive to or may prohibit the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by recent developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms, including the impact of supply chain disruptions; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, including the impacts related to or resulting from Russia’s military action in Ukraine and the escalating conflicts in the Middle East, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; risks related to, and the costs associated with, environmental, social and governance matters, including the scope and pace of related rulemaking activity and disclosure requirements; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the debt ceiling and the federal budget; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks described under “Risk Factors” herein and in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2023 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

3FIRST QUARTER 2024 EARNINGS PRESENTATION • $14.8 billion in assets as of March 31, 2024, operating in the nation’s fastest growing and third most populated state • Strong presence in Florida’s most attractive markets, increasing to #15 Florida market share in 2023 from #18 in 2022 ▪ #1 Florida-based bank in Orlando MSA ▪ #1 Florida-based bank in Palm Beach county ▪ #1 market share in Port St. Lucie MSA • A top three publicly traded community bank headquartered in Florida • Market Cap: $2.2 billion as of March 31, 2024 • Strong capital position, supporting further organic growth and opportunistic acquisitions • Unique customer analytics capabilities, driving value creation with new, acquired, and existing customers Valuable Florida Franchise with Strong Capital and Liquidity

4FIRST QUARTER 2024 EARNINGS PRESENTATION • Net income of $26.0 million, or $0.31 per diluted share; adjusted net income1 of $31.1 million, or $0.37 per diluted share. • Adjusted return on average tangible assets1 of 1.04%, adjusted return on tangible common equity1 of 11.15%, and an adjusted efficiency ratio of 61.1%. • Strong quarter for customer acquisition, leading to quarterly growth in noninterest bearing demand deposits and an 8% annualized increase in total deposits. • Continued success in wealth management, with assets under management increasing $160 million during the quarter to reach a record $1.9 billion. • Achieved planned expense reduction initiative during the quarter, and maintained the trend of disciplined expense management, with three consecutive quarters of lower adjusted noninterest expense. • Growth in lending pipelines, with commercial pipelines increasing to $498.6 million. • Asset quality remains strong and stable. • Tangible book value per share increased to $15.26. • Strong capital position, with a Tier 1 capital ratio of 14.6%, and a tangible common equity to tangible asset ratio of 9.3%. • Sold $86.8 million in securities, and reinvested the proceeds at a yield of 5.53% with an earnback of 1.9 years. The loss was fully offset by the sale of the Visa class B securities. First Quarter 2024 Highlights 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. Comparisons are to the fourth quarter of 2023 unless otherwise stated

Net Interest Income



Net Interest Income
Net Interest Margin
NIM, excluding accretion on acquired loans
($ in thousands)
$131,351
$127,153
$119,505
$111,035
$105,298
4.31%
3.86%
3.57%
3.36%
3.24%
3.78%
3.42%
3.13%
3.02%
2.91%
1Q'23
2Q'23
3Q'23
4Q'23
1Q'24

- Net interest income[1] totaled $105.3 million, a decrease of $5.7 million, or 5%, from the prior quarter. The decrease was driven by higher deposit costs attributed in part to overall growth in deposit balances.
- Net interest margin contracted 12 basis points to 3.24% and, excluding the effect of accretion on acquired loans, net interest margin contracted 11 basis points to 2.91%.
- Securities yields expanded five basis points to 3.47% benefiting from portfolio restructurings in the first and fourth quarters.
- Loan yields increased five basis points from the prior quarter to 5.90%. Excluding the effect of accretion on acquired loans, yields increased eight basis points to 5.48%, benefiting from higher rates on new production.
- The cost of deposits increased 19 basis points to 2.19%, primarily due to higher market rates and continued rate competition.

[1] *Calculated on a fully taxable equivalent basis using amortized cost.*

SeacoastBank FIRST QUARTER 2024 EARNINGS PRESENTATION 5

Noninterest Income

(In Thousands)



$2,224
$20,221
$21,752
$(176)
$18,180
$(387)
$19,775
$(2,437)
$229
$20,268
1Q'23
2Q'23
3Q'23
4Q'23
1Q'24
Adjusted noninterest income[1]
NonGAAP adjustments

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

Noninterest income increased $3.2 million from the prior quarter to $20.5 million, and adjusted noninterest income[1] increased $0.5 million to $20.3 million. Changes from the prior quarter include:

Service charges on deposits increased $0.1 million from the prior quarter and increased $0.7 million from the prior year quarter, benefiting from a continued focus on driving higher treasury fees and expansion of products and services to commercial customers.

Interchange income decreased $0.5 million, with the fourth quarter of 2023 benefiting from an annual volume-based incentive earned from the payment network provider. The Durbin amendment, which limits network interchange fees earned on debit card transactions, became effective for Seacoast on July 1, 2023.

The wealth management division continues to demonstrate success in building relationships, and during the first quarter of 2024, assets under management grew $160 million, driving a $0.3 million or 9%, increase in wealth management income.

Other income increased $0.5 million, or 12%, to $5.2 million, with increases in marine and aircraft loan production sold, and in SBIC income.

(In Thousands)		1Q'24
Noninterest income	$	20,497
NonGAAP adjustments		(229)
Adjusted noninterest income[1]	**$**	**20,268**

SeacoastBank FIRST QUARTER 2024 EARNINGS PRESENTATION 6

7FIRST QUARTER 2024 EARNINGS PRESENTATION Assets Under Management ($ in millions) $653 $870 $1,239 $1,387 $1,711 $1,871 2019 2020 2021 2022 2023 1Q’24 28% CAGR Continued Focus on Building Wealth Management Assets under management totaled $1.9 billion at March 31, 2024, increasing 9% from December 31, 2023. The wealth management team is having continued success at winning business with commercial relationships and high net worth families across the footprint, and ended the quarter with a strong pipeline of potential new clients. Since 2019, assets under management have increased at a compound annual growth rate (“CAGR”) of 28%.

Noninterest Expense

(In Thousands)



Adjusted noninterest expense[1] has decreased $7.3 million, from $90.6 million in the third quarter of 2023 to $83.3 million in the first quarter of 2024.
$18,823
$88,652
53.1%
$16,219
$91,646
56.4%
$3,305
$90,610
60.2%
$86,367
60.3%
$7,094
$83,277
61.1%
1Q'23
2Q'23
3Q'23
4Q'23
1Q'24
Adjusted noninterest expense[1]
NonGAAP adjustments links
Adjusted efficiency ratio[1]

Noninterest expense totaled $90.4 million, an increase of $4.0 million, or 5%, from the prior quarter, and adjusted noninterest expense[1] totaled $83.3 million, a decrease of $3.1 million. Changes compared to the prior quarter on an adjusted basis include:

Employee benefits increased $1.2 million to $7.9 million reflecting higher seasonal payroll taxes and 401(k) contributions.

Outsourced data processing costs declined $0.6 million with recent system consolidations resulting in lower ongoing costs.

Legal and professional fees decreased $1.1 million to $2.2 million. The decrease was due to one-time legal fees associated with a closed matter that occurred in the fourth quarter of 2023.

We executed the final phase of our expense initiative, resulting in a lower overall expense base and largely offsetting the negative impact of higher deposit rates on the efficiency ratio.

(In Thousands)		1Q'24
Noninterest expense	$	90,371
1Q'24 expense reduction initiative		(7,094)
Adjusted noninterest expense[1]	**$**	**83,277**

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

SeacoastBank FIRST QUARTER 2024 EARNINGS PRESENTATION 8

9FIRST QUARTER 2024 EARNINGS PRESENTATION $10,134 $10,118 $10,011 $10,063 $9,978 5.86% 5.89% 5.93% 5.85% 5.90% 5.17% 5.31% 5.34% 5.40% 5.48% Yield Excluding Accretion on Acquired Loans Reported Yield Total Loans 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 Total Loans End-of-Period ($ in millions) Disciplined Approach to Lending in a Strong Florida Economy Loans outstanding declined by $84.9 million and loan pipelines increased quarter over quarter to $572.9 million. Loan yields increased five basis points from the prior quarter to 5.90%. Excluding the effect of accretion on acquired loans, yields increased to 5.48%, with increases from higher rates and new production. New loan add on yields were approximately 8% during the quarter.

10FIRST QUARTER 2024 EARNINGS PRESENTATION At March 31, 2024 Loan Portfolio Mix Seacoast's lending strategy results in a diverse and granular loan portfolio. Seacoast’s average loan size is $332 thousand and the average commercial loan size is $742 thousand. Portfolio diversification in terms of asset mix, industry, and loan type, has been a critical element of the Company’s lending strategy. Exposures across industries and collateral types are broadly distributed. Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 36% and 222%, respectively, of total consolidated risk based capital. CRE-Retail, 11.2% CRE-Office, 5.7% CRE-Multifamily 5+, 3.7% CRE-Hotel/Motel, 3.6% CRE-Industrial/Warehouse, 3.7% CRE-Other, 5.9% OOCRE-Office, 4.7% OOCRE-Other, 11.9% Construction & Land Development, 6.2% Commercial & Financial, 15.7% Residential, 25.3% Consumer, 2.4% Construction & Land Development and CRE Loans to Total Risk Based Capital 281% 222% 65% 36% CRE Construction & Land Development Peers SBCF Peer Source: 4Q’23 S&P Capital

11FIRST QUARTER 2024 EARNINGS PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in thousands) Loans Outstanding Allowance for Credit Losses % of Category Purchase Discount % of Category Construction and Land Development $ 623,246 $ 7,001 1.12% $ 4,260 0.68 % Owner Occupied Commercial Real Estate 1,656,131 10,017 0.60 23,832 1.44 Commercial Real Estate 3,368,339 46,601 1.38 76,223 2.26 Residential Real Estate 2,521,399 38,628 1.53 36,465 1.45 Commercial & Financial 1,566,198 30,707 1.96 20,039 1.28 Consumer 242,739 13,715 5.65 2,611 1.08 Total $ 9,978,052 $ 146,669 1.47% $ 163,430 1.64 % The total allowance for credit losses of $146.7 million as of March 31, 2024, represents management’s estimate of lifetime expected credit losses. Combined with the $163.4 million remaining unrecognized discount on acquired loans, a total of $310.1 million, or 3.11%, of total loans is available to cover potential losses. As acquired loans are repaid, the unrecognized discount is earned as an adjustment to yield over the life of the loans. Additionally, a reserve for potential credit losses on lending-related commitments of $4.9 million is reflected within Other Liabilities.

12FIRST QUARTER 2024 EARNINGS PRESENTATION Net Charge-Offs $3,630 NCO NCO/Average Loans 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 ($ in thousands) $155,640 $159,715 $149,661 $148,931 $146,669 1.54% 1.58% 1.49% 1.48% 1.47% ACL ACL/Total Loans 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 Allowance for Credit Losses Continued Stable Asset Quality Trends 0.14% 0.19% $3,188 0.03% $705 0.50% $12,748 $4,720 Nonperforming Loans and Past Dues $50,787 $48,326 $41,508 $65,104 $77,205 0.50% 0.48% 0.41% 0.65% 0.77% 0.17% 0.25% 0.33% 0.30% 0.30% NPL NPL/Total Loans Accruing Past Due / Total Loans 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 $243,672 $210,070 $201,483 $233,916 $239,185 2.40% 2.08% 2.01% 2.32% 2.40% Criticized and Classified Loans Criticized and Classified Loans / Total Loans 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 Criticized and Classified Loans 0.15%

13FIRST QUARTER 2024 EARNINGS PRESENTATION Net Charge-Offs 0.13% 0.05% 0.01% 0.22% 0.15% NCO/Average Loans 2020 2021 2022 2023 1Q’24 Annualized ($ in thousands) Nonperforming Loans and Past Dues 0.63% 0.52% 0.35% 0.65% 0.77% 0.18% 0.10% 0.40% 0.30% 0.30% NPL/Total Loans Accruing Past Due / Total Loans 2020 2021 2022 2023 1Q’24 1.62% 1.41% 1.40% 1.48% 1.47% ACL/Total Loans 2020 2021 2022 2023 1Q’24 Allowance for Credit Losses Historical Asset Quality Trends 16.85% 14.29% 12.63% 14.94% 15.32% 2.85% 2.77% 2.11% 2.32% 2.40% Criticized and Classified Loans / Tier 1 Capital Criticized and Classified Loans / Total Loans 2020 2021 2022 2023 1Q’24 Criticized and Classified Loans

Investment Securities Performance and Composition



($ in millions)
$2,016
$1,916
$1,842
$1,836
$1,949
2.85%
3.13%
3.32%
3.42%
3.47%
$738
$708
$691
$680
$670
1Q'23
2Q'23
3Q'23
4Q'23
1Q'24
HTM Securities
AFS Securities
Yield

Unrealized Loss in Securities as of March 31, 2024				
(in thousands)	Amortized Cost	Fair Value	Net Unrealized Loss	Δ from 4Q'23
Total Available for Sale	$ 2,169,429	$ 1,949,463	$ (219,966)	$ (6,684)
Total Held to Maturity	669,896	540,160	(129,736)	(7,782)
Total Securities	**$ 2,839,325**	**$ 2,489,623**	**$ (349,702)**	**$ (14,466)**

Recognized a $4.1 million gain on the opportunistic sale of Visa Class B shares during the quarter. The gain was offset by a partial repositioning of the securities portfolio.

Recognized $3.8 million in losses on sales of securities in the first quarter of 2024. Transaction benefits:

- Sold $86.8 million, or 3%, of the bank's investment securities portfolio
- Weighted average book yield of securities sold was 3.08%, reinvested at an average book yield of 5.53%
- Expected earnback of approximately 1.9 years

Portfolio yield expanded five basis points to 3.47% from 3.42% in the prior quarter due to favorable repricing on variable rate bonds as well as benefits from the trade noted above.

High quality AFS portfolio consisting of 84% agency backed securities, with the remainder comprised primarily of highly-rated investment grade bonds. CLO portfolio is entirely AA/AAA rated.

SeacoastBank FIRST QUARTER 2024 EARNINGS PRESENTATION 14

15FIRST QUARTER 2024 EARNINGS PRESENTATION Deposits End-of-Period ($ in millions) $12,310 $12,283 $12,108 $11,777 $12,016 5.00% 5.25% 5.50% 5.50% 5.50% 0.77% 1.38% 1.79% 2.00% 2.19% Total Deposits Fed Funds Cost of Deposits 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 Distinctive Deposit Franchise Supported by Attractive Markets Strong quarter for customer acquisition, leading to quarterly growth in noninterest bearing demand deposits and an 8% annualized increase in total deposits. Continued focus on organic growth and relationship-based funding, in combination with our innovative analytics platform, supports a well-diversified, low-cost deposit portfolio. Noninterest demand deposits represent 30% of overall deposits and grew $10.4 million during the quarter. Average deposits per banking center were $156.0 million, up 2% from the prior quarter. Brokered Deposits ($ in millions) $416 $592 $308 $122 $143 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24

16FIRST QUARTER 2024 EARNINGS PRESENTATION Deposits End-of-Period ($ in millions) $12,310 $12,283 $12,108 $11,777 $12,016 Transaction Accounts Savings Money Market Brokered Time Deposits 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 Granular, Diverse and Relationship-Focused Customer Funding Base The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 4% of total deposits. Transaction accounts represent 52% of deposits. Consumer deposits represent 42% of total deposits, with an average balance per account of $25 thousand. Business deposits represent 58% of total deposits, with an average balance per account of $110 thousand. The average tenure for a Seacoast customer is nearly 10 years. 58% 8% 24% 7% 57% 7% 23% 55% 6% 26% 10% 54% 6% 28% 11% 13% 29% 5% 52% 8% 3% 5% 3% 1% 1%

17FIRST QUARTER 2024 EARNINGS PRESENTATION $14.25 $14.24 $14.26 $15.08 $15.26 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 8.4% 8.5% 8.7% 9.3% 9.3% 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 14.6% 14.7% 15.1% 15.9% 16.0% 13.4% 13.5% 14.0% 14.5% 14.6% Total Risk Based Capital Tier 1 Ratio 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 6.0% 12.1% 11.9% 11.2% 9.6%10.2% 16.1% 12.8% 11.8% 11.2% GAAP - ROTCE Adjusted - ROTCE 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level. Tangible Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk Based and Tier 1 CapitalReturn on Tangible Common Equity 1 10.0%2 8.0%2 Robust Capital Position Supporting a Fortress Balance Sheet

Tracey L. Dexter Chief Financial Officer Tracey.Dexter@SeacoastBank.com (772) 403-0461 Michael Young Treasurer & Director of Investor Relations Michael.Young@SeacoastBank.com (772) 403-0451 INVESTOR RELATIONS NASDAQ: SBCF

19FIRST QUARTER 2024 EARNINGS PRESENTATION Appendix

20FIRST QUARTER 2024 EARNINGS PRESENTATION Quarterly Trend (Amounts in thousands) 1Q'24 4Q'23 3Q'23 2Q'23 1Q'23 Commercial pipeline at period end $ 498,617 $ 306,531 $ 259,445 $ 198,984 $ 289,162 Commercial loan originations 260,032 334,229 94,021 307,430 320,209 SBA pipeline at period end 15,630 20,600 41,353 18,590 8,218 SBA originations 18,944 25,034 12,476 9,948 1,456 Residential pipeline-saleable at period end 9,279 2,657 6,820 11,492 6,614 Residential loans-sold 4,618 15,614 17,625 19,078 13,935 Residential pipeline-portfolio at period end 24,364 44,422 20,945 27,110 48,371 Residential loans-retained 36,412 41,186 43,962 85,294 90,058 Consumer pipeline at period end 25,057 18,745 24,482 28,446 38,742 Consumer originations 48,244 61,847 76,531 97,184 110,602 Total Pipelines at Period End $ 572,947 $ 392,955 $ 353,045 $ 284,622 $ 391,107 Total Originations $ 368,250 $ 477,910 $ 244,615 $ 518,934 $ 536,260 Loan Production and Pipeline Trend

21FIRST QUARTER 2024 EARNINGS PRESENTATION Non-owner Occupied Commercial Real Estate CRE Non-Owner Occupied ($ in ‘000s) Balance Balance % of Total Loans Average Loan Size 30+ Days Past- Accruing Non Accrual Weighted LTV Retail $ 1,120,440 11.2% $ 2,138 $ — $ 1,608 51 % Office 565,127 5.7 1,605 — 11,521 55 Multifamily 5+ 370,342 3.7 1,824 3,208 — 52 Hotel/Motel 359,446 3.6 3,524 1,659 1,012 50 Industrial/Warehouse 364,790 3.7 1,771 — 831 54 Other 588,194 5.9 967 — 6,216 53 Total $ 3,368,339 33.8% $ 1,688 $ 4,867 $ 21,188 52 % Retail Segment: Targets grocery or credit tenant anchored shopping plazas, single credit tenant retail buildings, smaller outparcels and other retail units. • 11.2% of total loans. • 51% weighted average loan-to-value, low leverage. • $2.1 million average loan size. • 17 loans over $10 million. Office Segment: Targets low to mid-rise suburban offices, broadly diversified across many professional services. • 5.7% of total loans. • 55% weighted average loan-to-value, low leverage. • $1.6 million average loan size. • Five loans over $10 million.

Liquidity Sources vs Uninsured Deposits

Cash and Borrowing Capacity vs. Uninsured Deposits ($ in millions)

- Uninsured and uncollateralized deposits represent 29% of total deposits.
- Total liquidity sources of $5.8 billion compared to uninsured and uncollateralized deposits of $3.5 billion, representing a 164% coverage ratio.
- Uninsured deposits represent 35% of overall deposit accounts. This includes public funds, which are protected from loss beyond FDIC insurance limits.



$5,773
$391
Unpledged Securities
$300
Lines of Credit
$1,708
FHLB
$2,691
Discount Window
$683
Cash
Total Cash & Borrowing Capacity = $5.8 Billion
Uninsured and Uncollateralized Deposits = $3.5 Billion
$3,511
Borrowing Capacity + Cash
Uninsured and Uncollateralized Deposits

SeacoastBank FIRST QUARTER 2024 EARNINGS PRESENTATION 22

23FIRST QUARTER 2024 EARNINGS PRESENTATION This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP. Explanation of Certain Unaudited Non-GAAP Financial Measures

GAAP to Non-GAAP Reconciliation

	Quarterly Trend				
(Amounts in thousands except per share data)	1Q'24	4Q'23	3Q'23	2Q'23	1Q'23
Net Income	**$ 26,006**	$ 29,543	$ 31,414	$ 31,249	$ 11,827
Total noninterest income	**20,497**	17,338	17,793	21,576	22,445
Securities losses (gains), net	**(229)**	2,437	387	176	(107)
BOLI benefits on death (included in other income)	**—**	—	—	—	(2,117)
Total Adjustments to Noninterest Income	**(229)**	2,437	387	176	(2,224)
Total Adjusted Noninterest Income	**20,268**	19,775	18,180	21,752	20,221
Total noninterest expense	**90,371**	86,367	93,915	107,865	107,475
Merger related charges:					
Salaries and wages	**—**	—	—	(1,573)	(4,240)
Outsourced data processing	**—**	—	—	(10,904)	(6,551)
Legal and professional fees	**—**	—	—	(1,664)	(4,789)
Other	**—**	—	—	(1,507)	(1,952)
Total merger-related charges	**—**	—	—	(15,648)	(17,532)
Branch reductions and other expense initiatives:					
Salaries and wages	**(2,073)**	—	(3,201)	(462)	(539)
Outsourced data processing	**(4,089)**	—	—	—	—
Occupancy	**(771)**	—	—	—	—
Other	**(161)**	—	(104)	(109)	(752)
Total branch reductions and other expense initiatives	**(7,094)**	—	(3,305)	(571)	(1,291)
Adjustments to Noninterest Expense	**(7,094)**	—	(3,305)	(16,219)	(18,823)
Adjusted Noninterest Expense[1]	**83,277**	86,367	90,610	91,646	88,652
Income Taxes	**7,830**	8,257	9,076	10,189	2,697
Tax effect of adjustments	**1,739**	617	936	4,155	4,744

[1] As of 1Q'24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.

SeacoastBank FIRST QUARTER 2024 EARNINGS PRESENTATION 24

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	1Q'24	4Q'23	Quarterly Trend 3Q'23	2Q'23	1Q'23
Adjusted Income Taxes	**9,569**	8,874	10,012	14,344	7,441
Adjusted Net Income[1]	$ **31,132**	$ 31,363	$ 34,170	$ 43,489	$ 23,682
Earnings per diluted share, as reported	$ **0.31**	$ 0.35	$ 0.37	$ 0.37	$ 0.15
Adjusted Earnings per Diluted Share	**0.37**	0.37	0.40	0.51	0.29
Average diluted shares outstanding	**85,270**	85,336	85,666	85,536	80,717
Adjusted Noninterest Expense	$ **83,277**	$ 86,367	$ 90,610	$ 91,646	$ 88,652
Provision for credit losses on unfunded commitments	**(250)**	—	—	—	(1,239)
Foreclosed property expense and net gain (loss) on sale	**26**	(573)	(274)	57	(195)
Amortization of intangibles	**(6,292)**	(6,888)	(7,457)	(7,654)	(6,727)
Net Adjusted Noninterest Expense	$ **76,761**	$ 78,906	$ 82,879	$ 84,049	$ 80,491
Net Adjusted Noninterest Expense	$ **76,761**	$ 78,906	$ 82,879	$ 84,049	$ 80,491
Average tangible assets	**13,865,245**	13,906,005	14,066,216	14,044,301	13,197,282
Net Adjusted Noninterest Expense to Average Tangible Assets	**2.23 %**	2.25 %	2.34 %	2.40 %	2.47 %
Revenue	$ **125,575**	$ 128,157	$ 137,099	$ 148,539	$ 153,597
Total Adjustments to Revenue	**(229)**	2,437	387	176	(2,224)
Impact of FTE adjustment	**220**	216	199	190	199
Adjusted Revenue on a fully taxable equivalent basis	$ **125,566**	$ 130,810	$ 137,685	$ 148,905	$ 151,572
Adjusted Efficiency Ratio	**61.13 %**	60.32 %	60.19 %	56.44 %	53.10 %
Net Interest Income	$ **105,078**	$ 110,819	$ 119,306	$ 126,963	$ 131,152
Impact of FTE adjustment	**220**	216	199	190	199
Net Interest Income Including FTE adjustment	$ **105,298**	$ 111,035	$ 119,505	$ 127,153	$ 131,351
Total noninterest income	**20,497**	17,338	17,793	21,576	22,445
Total noninterest expense less provision for credit losses on unfunded commitments	**90,121**	86,367	93,915	107,865	106,236

[1] As of 1Q'24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.

SeacoastBank FIRST QUARTER 2024 EARNINGS PRESENTATION 25

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	1Q'24	4Q'23	3Q'23	2Q'23	1Q'23
			Quarterly Trend		
Pre-Tax Pre-Provision Earnings	**$ 35,674**	$ 42,006	$ 43,383	$ 40,864	$ 47,560
Total Adjustments to Noninterest Income	**(229)**	2,437	387	176	(2,224)
Total Adjustments to Noninterest Expense including foreclosed property expense	**7,068**	573	3,579	16,162	19,018
Adjusted Pre-Tax Pre-Provision Earnings[1]	**$ 42,513**	$ 45,016	$ 47,349	$ 57,202	$ 64,354
Average Assets	**$ 14,690,776**	$ 14,738,034	$ 14,906,003	$ 14,887,289	$ 13,947,976
Less average goodwill and intangible assets	**(825,531)**	(832,029)	(839,787)	(842,988)	(750,694)
Average Tangible Assets	**$ 13,865,245**	$ 13,906,005	$ 14,066,216	$ 14,044,301	$ 13,197,282
Return on Average Assets (ROA)	**0.71 %**	0.80 %	0.84 %	0.84 %	0.34 %
Impact of removing average intangible assets and related amortization	**0.18**	0.19	0.20	0.22	0.18
Return on Average Tangible Assets (ROTA)	**0.89**	0.99	1.04	1.06	0.52
Impact of other adjustments for Adjusted Net Income	**0.15**	0.05	0.08	0.35	0.36
Adjusted Return on Average Tangible Assets	**1.04**	1.04	1.12	1.41	0.88
Pre-Tax Pre-Provision return on Average Tangible Assets[1]	**1.22**	1.39	1.43	1.39	1.67
Impact of adjustments on Pre-Tax Pre-Provision earnings	**0.20**	0.09	0.12	0.46	0.51
Adjusted Pre-Tax Pre-Provision Return on Tangible Assets	**1.42**	1.48	1.55	1.85	2.18
Average Shareholders' Equity	**$ 2,118,381**	$ 2,058,912	$ 2,072,747	$ 2,070,529	$ 1,897,045
Less average goodwill and intangible assets	**(825,531)**	(832,029)	(839,787)	(842,988)	(750,694)
Average Tangible Equity	**$ 1,292,850**	$ 1,226,883	$ 1,232,960	$ 1,227,541	$ 1,146,351
Return on Average Shareholders' Equity	**4.94 %**	5.69 %	6.01 %	6.05 %	2.53 %
Impact of removing average intangible assets and related amortization	**4.61**	5.53	5.89	6.03	3.43
Return on Average Tangible Common Equity (ROTCE)	**9.55**	11.22	11.90	12.08	5.96
Impact of other adjustments for Adjusted Net Income	**1.60**	0.58	0.89	4.00	4.20

[1] As of 1Q'24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.

SeacoastBank FIRST QUARTER 2024 EARNINGS PRESENTATION 26

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	1Q'24	4Q'23	Quarterly Trend 3Q'23	2Q'23	1Q'23
Adjusted Return on Average Tangible Common Equity	**11.15 %**	11.80 %	12.79 %	16.08 %	10.16 %
Loan Interest Income[1]	**$ 147,308**	$ 148,004	$ 150,048	$ 148,432	$ 135,341
Accretion on acquired loans	**(10,595)**	(11,324)	(14,843)	(14,580)	(15,942)
Loan interest income excluding accretion on acquired loans	**$ 136,713**	$ 136,680	$ 135,205	$ 133,852	$ 119,399
Yield on Loans[1]	**5.90 %**	5.85 %	5.93 %	5.89 %	5.86 %
Impact of accretion on acquired loans	**(0.42)**	(0.45)%	(0.59)	(0.58)	(0.69)
Yield on loans excluding accretion on acquired loans	**5.48 %**	5.40 %	5.34 %	5.31 %	5.17 %
Net Interest income[1]	**$ 105,298**	$ 111,035	$ 119,505	$ 127,153	$ 131,351
Accretion on acquired loans	**(10,595)**	(11,324)	(14,843)	(14,580)	(15,942)
Net interest income excluding accretion on acquired loans	**$ 94,703**	$ 99,711	$ 104,662	$ 112,573	$ 115,409
Net Interest Margin[1]	**3.24 %**	3.36 %	3.57 %	3.86 %	4.31 %
Impact of accretion on acquired loans	**(0.33)**	(0.34)	(0.44)	(0.44)	(0.53)
Net interest margin excluding accretion on acquired loans	**2.91 %**	3.02 %	3.13 %	3.42 %	3.78 %
Security Interest Income[1]	**$ 22,434**	$ 21,451	$ 21,520	$ 21,018	$ 19,375
Tax equivalent adjustment on securities	**(7)**	(13)	(22)	(23)	(26)
Security interest income excluding tax equivalent adjustment	**$ 22,427**	$ 21,438	$ 21,498	$ 20,995	$ 19,349
Loan Interest Income[1]	**$ 147,308**	$ 148,004	$ 150,048	$ 148,432	$ 135,341
Tax equivalent adjustment on loans	**(213)**	(203)	(177)	(167)	(173)
Loan interest income excluding tax equivalent adjustment	**$ 147,095**	$ 147,801	$ 149,871	$ 148,265	$ 135,168
Net Interest Income[1]	**$ 105,298**	$ 111,035	$ 119,505	$ 127,153	$ 131,351
Tax equivalent adjustment on securities	**(7)**	(13)	(22)	(23)	(26)
Tax equivalent adjustment on loans	**(213)**	(203)	(177)	(167)	(173)
Net interest income excluding tax equivalent adjustment	**$ 105,078**	$ 110,819	$ 119,306	$ 126,963	$ 131,152

[1] On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

SeacoastBank FIRST QUARTER 2024 EARNINGS PRESENTATION 27